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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

PRIMAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

Delaware (State or other jurisdiction of incorporation)	333-46494 (Commission File Number)	36-4170318 (IRS Employer Identification No.)

18881 Von Karman Avenue Suite 500 Irvine, California (Address of Principal Executive Offices)	92612 (Zip Code)

Registrant's telephone number, including area code: (949) 260-1500

Item 4.    Changes in Registrant's Certifying Accountant.

        On April 22, 2003, the registrant dismissed Deloitte & Touche LLP ("D&T") as the registrant's principal accountant effective on such date. On April 22, 2003, the registrant appointed Haskell & White LLP ("H&W") as the registrant's new principal accountant. D&T's report on the registrant's financial statements for fiscal years 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by the registrant's audit committee.

        During fiscal years 2001 and 2002 and the subsequent interim period through April 22, 2003, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D&T, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

        The registrant engaged H&W as its new independent accountant on April 22, 2003. During fiscal years 2001 and 2002 and the subsequent interim period through April 22, 2003, neither the registrant nor someone on its behalf engaged H&W regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant's financial statements, or any matter that was either the subject of a "disagreement" or a "reportable event," both as such terms are defined in Item 304 of Regulation S-B.

        The registrant has requested D&T to furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in this current report and, if not, expressing the respects in which it does not agree. The registrant has filed the letter as an exhibit to this report.

Item 7.    Financial Statements and Exhibits.

        16.1    Letter from Deloitte & Touche LLP dated April 24, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2003	PRIMAL SOLUTIONS, INC.
	By:	/s/ JOSEPH R. SIMRELL Joseph R. Simrell Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from Deloitte & Touche LLP dated April 24, 2003

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Item 4. Changes in Registrant's Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX